EX. 12(b)(i)

CERTIFICATION

I, Donald C. Cacciapaglia, President of Rydex Dynamic Funds (the “Trust”), certify that:

1.	The Form N-CSR of the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.

Date: December 9, 2015

/s/ Donald C. Cacciapaglia
Donald C. Cacciapaglia,
President and Chief Executive Officer

EX. 12(b)(ii)

CERTIFICATION

I, Nikolaos Bonos, Vice President and Treasurer of Rydex Dynamic Funds (the “Trust”), certify that:

1.	The Form N-CSR of the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.

Date: December 9, 2015

/s/ Nikolaos Bonos
Nikolaos Bonos,
Vice President and Treasurer